Exhibit 4.1

ARTICLES OF RESTATEMENT

OF

THE ARTICLES OF INCORPORATION OF

OF

SUNTRUST BANKS, INC.

Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code, SunTrust Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”), submits these Articles of Restatement and Restated Articles of Incorporation and shows as follows:

1.

The Corporation hereby certifies that, by resolution adopted on December 8, 2008, the Board of Directors did adopt these Articles of Restatement and Restated Articles of Incorporation of the Corporation, as set forth in paragraph 2 below. Shareholder approval of the Restated Articles of Incorporation contained in these Articles of Restatement was not required.

2.

The Articles of Incorporation of the Corporation, as heretofore restated and amended, shall be restated by substituting therefor in all respects the Restated Articles of Incorporation as follows:

RESTATED ARTICLES OF INCORPORATION

1.

The name of the Corporation is SunTrust Banks, Inc.

2.

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

3.

The Corporation shall have perpetual duration.

4.

The purpose for which the Corporation is organized is to conduct any businesses and to engage in any activities not specifically prohibited to corporations for profit under the laws of the State of Georgia.

5.

(a).    The aggregate number of common shares (referred to in these Articles of Incorporation as “Common Stock”) which the Corporation shall have the authority to issue is 750,000,000 with a par value of $1.00 per share. Each holder of Common Stock shall be entitled to one vote for each share of such stock held.

(b).    The aggregate number of preferred shares (referred to in these Articles of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 50,000,000 with no par value per share. In accordance with the provisions of the Georgia Business Corporation Code, the Board of Directors may determine the preferences, limitations, and relative rights of (1) any Preferred Stock before the issuance of any shares of Preferred Stock and (2) one or more series of Preferred Stock, and designate the number of shares within that series, before the issuance of any shares of that series, provided that the holders of shares of Preferred Stock will not be entitled to more than one vote per share.

(c).    The Corporation may acquire its own shares. Any such shares shall become, upon acquisition, treasury shares to be classified as issued but not outstanding shares.

(d).    Series A Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto.

(i)     Designation. The distinctive designation of such series is “Perpetual Preferred Stock, Series A” (“Series A Preferred Stock”).

(ii)    Number of Shares. The number of shares of Series A Preferred Stock shall be 5,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by the Board of Directors.

(iii)    Definitions. As used herein with respect to the Series A Preferred Stock:

“3-Month LIBOR” means, with respect to any Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. If such rate does not appear on Telerate Page 3750, 3-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent, at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. The Calculation Agent will request the principal

London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three New York City banks selected by the Calculation Agent to provide quotations are quoting as described above, 3-Month LIBOR for that Dividend Period will be the same as 3-Month LIBOR as determined for the previous Dividend Period. The establishment of 3-Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

“Cumulative Dividend Period” means the period prior to the Non-Cumulative Dividend Period.

“Dividend Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

“Dividend Parity Stock” has the meaning assigned to such term in Section (iv)B.

“Dividend Payment Date” has the meaning assigned to such term in Section (v)A(b).

“Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period (i) for the initial issuance of Series A Preferred Stock shall commence upon (and include) the Issue Date and (ii) for Series A Preferred Stock issued after the Issue Date, shall commence upon (and include) the applicable Start Date).

“Dividend Rate” means a rate per annum equal to the greater of (1) 0.53% above 3-Month LIBOR on the related Dividend Determination Date or (2) 4.00%.

“Issue Date” means the initial date of delivery of shares of Series A Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series A Preferred Stock has preference in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Liquidation Event” has the meaning assigned to such term in Section vi(A).

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Non-Cumulative Dividend Period” means the period commencing upon the effective date of an amendment to the Articles of Incorporation permitting dividends on the Preferred Stock to be cumulative, non-cumulative, or partially cumulative.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock Directors” has the meaning assigned to such term in Section (vii)B.

“Start Date” means, for each share of Series A Preferred Stock, (x) the Issue Date, if such share was issued on the Issue Date, (y) if such share was not issued on the Issue Date, the date of issue, if issued on a Dividend Payment Date, or (z) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share.

“Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to London Interbank Offered Rate for U.S. dollar deposits).

“Voting Parity Stock” has the meaning assigned to such term in Section (vii)B.

(iv) Dividends.

A.    General.

(1)    Dividend Payment Dates, Dividend Rate, Etc. Holders of Series A Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends computed in accordance with Section (iv)A(3) and payable quarterly on the 15th day of each March, June, September and December in each year (each such date a “Dividend Payment Date”), commencing on December 15, 2006, to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(2)    Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then the first Business Day following such day shall be the applicable Dividend Payment Date.

(3)    Dividend Computation.

(a)    The amount of the dividend computed per share of Series A Preferred Stock on each Dividend Payment Date that occurs during the Cumulative Dividend Period will be equal to (x) the sum of the amounts determined as follows for each Dividend Period that has occurred since the Start Date for that share of Series A Preferred Stock, less (y) the sum of all dividends previously paid with respect to that share of Series A Preferred Stock: Multiply the Dividend Rate in effect for such Dividend Period by a fraction, the numerator of which is the actual number of days in such Dividend Period and the denominator of which is 360, and then multiply the result so obtained by $100,000 (with the result of such calculation rounded upward if necessary to the nearest .00001 of 1%). Any dividend payment actually made during the Cumulative Dividend Period on shares of Series A Preferred Stock will first be credited against dividends computed with respect to Dividend Periods for the shares of Series A Preferred Stock for which dividends have not been paid in full, beginning with the first such period. Dividends for any Dividend Period that ends during the Cumulative Dividend Period that have not been paid on the regular Dividend Payment Date may be declared and paid at any time during the Cumulative Dividend Period, without reference to any Dividend Payment Date for that Dividend Period, to holders of record of the Series A Preferred Stock on such date as may be fixed by the Board of Directors or duly authorized committee of the Board of Directors.

(b)    The amount of the dividend computed per share of Series A Preferred Stock on each Dividend Payment Date that occurs during the Non-Cumulative Dividend Period will be equal to the Dividend Rate in effect for such Dividend Period, multiplied by a fraction, the numerator of which is the actual number of days in such Dividend Period and the denominator of which shall be 360, and then multiplied by $100,000 (with the result of such calculation rounded upward if necessary to the nearest .00001 of 1%).

(4)    Dividend Payment Dates for Other Preferred Stock. For so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not issue any shares of Preferred Stock having any dividend payment date that is not also a Dividend Payment Date for the Series A Preferred Stock.

(5)    Priority of Dividends.

(a)    So long as any of the shares of the Series A Preferred Stock is outstanding, (1) no dividends (other than (a) dividends payable on Junior Stock in Junior Stock and (b) cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock and (2) the Corporation shall not purchase, redeem or acquire for consideration any Junior Stock or shares of any other series of Preferred Stock, unless, in either case (1) or (2), on the payment date for such dividend, purchase, redemption, or other acquisition, (a) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series A Preferred Stock called for redemption, (b) if such payment date occurs during the Cumulative Dividend Period, dividends in an amount computed in accordance with Section (iv)A(3)(a) for each share of Series A Preferred Stock for all Dividend Periods through the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefor, and (c) if such payment date occurs during the Non-Cumulative Dividend Period, dividends in an amount computed in accordance with Section (iv)A(3)(b) for each share of Series A Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(b)    On any Dividend Payment Date during the Non-Cumulative Dividend Period for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and on any other class or series of Preferred Stock of the

Corporation ranking on a parity with Series A Preferred Stock as to payment of dividends (any such class or series being herein referred to as “Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series A Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which shall not include the Series A Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series A Preferred Stock and Dividend Parity Stock on a pro rata basis.

(v)    Redemption.

A.    Redemption.

(1)    Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section (v)B, redeem shares of the Series A Preferred Stock at the time outstanding in whole or in part at any time on or after the Dividend Payment Date in September 2011.

(2)    If the redemption date occurs during the Cumulative Dividend Period, the redemption price per share of Series A Preferred Stock shall be cash in an amount equal to $100,000 plus an amount computed in accordance with Section (iv)A(3)(a) for such share of Series A Preferred Stock for all Dividend Periods through the Dividend Payment Date next following the redemption date; provided that, for purposes of such computation, the dividend computed for the Dividend Period in which the redemption date occurs shall be multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date and the denominator of which is the total number of days in such Dividend Period.

(3)    If the redemption date occurs during the Non-Cumulative Dividend Period, the redemption price per share of Series A Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the redemption date occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period.

(4)    The Series A Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

B.    Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.

Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series A Preferred Stock are to be redeemed.

C.    Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors or a duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time.

D.    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(vi)    Liquidation Rights.

A.    Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (each a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series A Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series A Preferred Stock: (1) if the Liquidation Event occurs during the Cumulative Dividend Period, an amount equal to $100,000 plus an amount computed in accordance with Section (iv)A(3)(a) for such share of Series A Preferred Stock for all Dividend Periods through the Dividend Payment Date next following the date of the Liquidation Event; provided that, for purposes of such computation, the dividend computed for the Dividend Period in which the Liquidation Event occurs shall be multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the date of the Liquidation Event and the denominator of which is the total number of days in such Dividend Period; or (2) if the Liquidation Event occurs during the Non-Cumulative Dividend Period, an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the Liquidation Event occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the date of the Liquidation Event, and the denominator of which is the total number of days in such Dividend Period.

B.    Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series A Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series A Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series A Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

C.    Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section (vi).

(vii)    Voting Rights.

A.    General. The holders of Series A Preferred Stock shall not have any voting rights except as set forth in this Section (vii) or as otherwise required by law.

B.    Right to Elect Two Directors Upon Non-Payment of Dividends.

(1)    If and whenever dividends on Series A Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series A Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section (vii)B for the Series A Preferred Stock (any such class or series being herein referred to as “Voting Parity Stock”) have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section (iv)A(3) in the case of the Series A Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series A Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation’s Board of Directors (the

“Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series A Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which its securities may be listed) that listed companies must have a majority of independent directors. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(2)    At any time after the voting power provided for in the Section (vii) shall have been vested in the holders of Series A Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series A Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series A Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(3)    Whenever either (a) during the Cumulative Dividend Period, all dividends on the Series A Preferred Stock computed in accordance with Section (iv)A(3)(a) and any other cumulative Voting Parity Stock have been paid in full, or (b) during the Non-Cumulative Dividend Period, (i) all dividends on any cumulative Voting Parity Stock have been paid in full, (ii) full dividends computed in accordance with Section (iv)A(3)(b) have been paid on the applicable Dividend Payment Dates on the Series A Preferred Stock for at least one year and (iii) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series A Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

C.    Other Voting Rights.

(1)    So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Stock outstanding at the time (voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (ii) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (ii) above, so long as any shares of the Series A Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series A Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof, and provided, further, that (i) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series A Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(2)    On any matter on which the holders of the Series A Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series A Preferred Stock shall have one vote per share.

(3)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series A Preferred Stock to effect such redemption.

(viii)    Other Rights. The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(e).    Series B Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto.

(i)    Designation. The distinctive designation of such series is “Perpetual Preferred Stock, Series B” (“Series B Preferred Stock”).

(ii)    Number of Shares. The number of shares of Series B Preferred Stock shall be 5,010. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by the Board of Directors.

(iii) Definitions. As used herein with respect to the Series B Preferred Stock:

“3-Month LIBOR” means, with respect to any Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. If such rate does not appear on Telerate Page 3750, 3-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent, at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three New York City banks selected by the Calculation Agent to provide quotations are quoting as described above, 3-Month LIBOR for that Dividend Period will be the same as 3-Month LIBOR as determined for the previous Dividend Period. The establishment of 3-Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Atlanta, Georgia, New York, New York or Wilmington, Delaware are not authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

“Cumulative Dividend Period” means the period prior to the Non-Cumulative Dividend Period.

“Dividend Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

“Dividend Factor” means (i) for any Dividend Period prior to the later of the Dividend Payment Date in December 2011 and the Issue Date, a fraction, the numerator of which is the number of days in the Dividend Period computed on the basis of a 360-day year consisting of twelve 30-day months and the denominator of which is 360 and (ii) for any Dividend Period thereafter, a fraction, the numerator of which is the actual number of days in such Dividend Period and the denominator of which is 360.

“Dividend Parity Stock” has the meaning assigned to such term in Section (iv)B.

“Dividend Payment Date” has the meaning assigned to such term in Section (v)A(b).

“Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period (i) for the initial issuance of Series B Preferred Stock shall commence upon (and include) the Issue Date and (ii) for Series B Preferred Stock issued after the Issue Date, shall commence upon (and include) the applicable Start Date).

“Dividend Rate” means (i) to but not including the Dividend Payment date in December 2011 a rate per annum equal to 5.853% and (ii) thereafter a rate per annum equal to the greater of (1) 0.645% above 3-Month LIBOR on the related Dividend Determination Date or (2) 4.000%.

“Issue Date” means the initial date of delivery of shares of Series B Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series B Preferred Stock has preference in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Liquidation Event” has the meaning assigned to such term in Section vi(A).

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Non-Cumulative Dividend Period” means the period commencing upon the effective date of an amendment to the Articles of Incorporation permitting dividends on the Preferred Stock to be cumulative, non-cumulative, or partially cumulative.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock Directors” has the meaning assigned to such term in Section (vii)B.

“Start Date” means, for each share of Series B Preferred Stock, (x) the Issue Date, if such share was issued on the Issue Date, (y) if such share was not issued on the Issue Date, the date of issue, if issued on a Dividend Payment Date, or (z) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share.

“Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to London Interbank Offered Rate for U.S. dollar deposits).

“Voting Parity Stock” has the meaning assigned to such term in Section (vii)B.

(iv)    Dividends.

A.    General.

(1)    Dividend Payment Dates, Dividend Rate, Etc. Holders of Series B Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends computed in accordance with Section (iv)A(3) and payable (i) if the Series B Preferred Stock is issued prior to December 15, 2011, semi-annually on each December 15 and June 15 through December 15, 2011, and (ii) from and including the later of December 15, 2011 and the Issue Date, quarterly on the 15th day of each March, June, September and December in each year (each such date a “Dividend Payment Date”), to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(2)    Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then the first Business Day following such day shall be the applicable Dividend Payment Date.

(3)    Dividend Computation.

(a)    The amount of the dividend computed per share of Series B Preferred Stock on each Dividend Payment Date that occurs during the Cumulative Dividend Period will be equal to (x) the sum of the amounts determined as follows for each Dividend Period that has occurred since the Start Date for that share of Series B Preferred Stock, less (y) the sum of all dividends previously paid with respect to that share of Series B Preferred Stock: Multiply the Dividend Rate in effect for such Dividend Period by the Dividend Factor, and then multiply the result so obtained by $100,000 (with the result of such calculation rounded upward if necessary to the nearest .00001 of 1%). Any dividend payment actually made during the Cumulative Dividend Period on shares of Series B Preferred Stock will first be credited against dividends computed with respect to Dividend Periods for the shares of Series B Preferred Stock for which dividends have not been paid in full, beginning with the first such period. Dividends for any Dividend Period that ends during the Cumulative Dividend Period that have not been paid on the regular Dividend Payment Date may be declared and paid at any time during the Cumulative Dividend Period, without reference to any Dividend Payment Date for that Dividend Period, to holders of record of the Series B Preferred Stock on such date as may be fixed by the Board of Directors or duly authorized committee of the Board of Directors.

(b)    The amount of the dividend computed per share of Series B Preferred Stock on each Dividend Payment Date that occurs during the Non-Cumulative Dividend Period will be equal to the Dividend Rate in effect for such Dividend Period, multiplied by the Dividend Factor, and then multiplied by $100,000 (with the result of such calculation rounded upward if necessary to the nearest .00001 of 1%).

(4)    Dividend Payment Dates for Other Preferred Stock. For so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not issue any shares of Preferred Stock having any dividend payment date that is not also a Dividend Payment Date for the Series B Preferred Stock.

(5)    Priority of Dividends.

(a)    So long as any of the shares of the Series B Preferred Stock is outstanding, (1) no dividends (other than (a) dividends payable on Junior Stock in Junior Stock and (b) cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock and (2) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Junior Stock or shares of any other series of Preferred Stock, unless, in either case (1) or (2), on the payment date for such dividend, purchase, redemption, or other acquisition, (a) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series B Preferred Stock called for redemption, (b) if such payment date occurs during the Cumulative Dividend Period, dividends in an amount computed in accordance with Section (iv)A(3)(a) for each share of Series B Preferred Stock for all Dividend Periods through the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefor, and (c) if such payment date occurs during the Non-Cumulative Dividend Period, dividends in an amount computed in accordance with Section (iv)A(3)(b) for each share of Series B Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(b)    On any Dividend Payment Date during the Non-Cumulative Dividend Period for which full dividends are not paid, or declared and funds set aside therefor, on the Series B Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with Series B Preferred Stock as to payment of dividends (any such class or series being herein referred to as “Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series B Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which shall not include the Series B Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series B Preferred Stock and Dividend Parity Stock on a pro rata basis.

(v)    Redemption.

A.    Redemption.

(1)    Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section (v)B, redeem shares of the Series B Preferred Stock at the time outstanding in whole or in part at any time on or after the later of the Dividend Payment Date in December 2011 and the Issue Date of the Series B Preferred Stock.

(2)    If the redemption date occurs during the Cumulative Dividend Period, the redemption price per share of Series B Preferred Stock shall be cash in an amount equal to $100,000 plus an amount computed in accordance with Section (iv)A(3)(a) for such share of Series B Preferred Stock for all Dividend Periods through the Dividend Payment Date next following the redemption date; provided that, for purposes of such computation, the dividend computed for the Dividend Period in which the redemption date occurs shall be multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date and the denominator of which is the total number of days in such Dividend Period.

(3)    If the redemption date occurs during the Non-Cumulative Dividend Period, the redemption price per share of Series B Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the redemption date occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period.

(4)    The Series B Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

B.    Notice of Redemption. Notice of every redemption of shares of Series B Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Notwithstanding the foregoing, if the Series B Preferred Stock or any depositary shares representing interests in the Series B Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series B Preferred Stock are to be redeemed.

C.    Partial Redemption. In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors or a duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time.

D.    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(vi)    Liquidation Rights.

A.    Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (each a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series B Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series B Preferred Stock: (1) if the Liquidation Event occurs during the Cumulative Dividend Period, an amount equal to $100,000 plus an amount computed in accordance with Section (iv)A(3)(a) for such share of Series B Preferred Stock for all Dividend Periods through the Dividend Payment Date next following the date of the Liquidation Event; provided that, for purposes of such computation, the dividend computed for the Dividend Period in which the Liquidation Event occurs shall be multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the date of the Liquidation Event and the denominator of which is the total number of days in such Dividend Period; or (2) if the Liquidation Event occurs during the Non-Cumulative Dividend Period, an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the Liquidation Event occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the date of the Liquidation Event, and the denominator of which is the total number of days in such Dividend Period.

B.    Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series B Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series B Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series B Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

C.    Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section (vi).

(vii)    Voting Rights.

A.    General.    The holders of Series B Preferred Stock shall not have any voting rights except as set forth in this Section (vii) or as otherwise required by law.

B.    Right to Elect Two Directors Upon Non-Payment of Dividends.

(1)    If and whenever dividends on Series B Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series B Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section (vii)B for the Series B Preferred Stock (any such class or series being herein referred to as “Voting Parity Stock”) have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section (iv)A(3) in the case of the Series B Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series B Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation’s Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series B Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which its securities may be listed) that listed companies must have a majority of independent directors. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(2)    At any time after the voting power provided for in the Section (vii) shall have been vested in the holders of Series B Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series B Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series B Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series B Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(3)    Whenever either (a) during the Cumulative Dividend Period, all dividends on the Series B Preferred Stock computed in accordance with Section (iv)A(3)(a) and any other cumulative Voting Parity Stock have been paid in full, or (b) during the Non-Cumulative Dividend Period, (i) all dividends on any cumulative Voting Parity Stock have been paid in full, (ii) full dividends computed in accordance with Section (iv)A(3)(b) have been paid on the applicable Dividend Payment Dates on the Series B Preferred Stock for at least one year and (iii) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series B Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

C.    Other Voting Rights.

(1)    So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Stock outstanding at the time (voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (ii) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (ii) above, so long as any shares of the Series B Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series B Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof, and provided, further, that (i) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series B Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(2)    On any matter on which the holders of the Series B Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series B Preferred Stock shall have one vote per share.

(3)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series B Preferred Stock to effect such redemption.

(viii)    Other Rights. The shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(f).    Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series C” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 35,000.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of these Articles of Incorporation to the same extent as if such provisions had been set forth in full herein.

Part. 3. Definitions. The following terms are used in this Article 5(f) (including the Standard Provisions in Annex A hereto) as defined below:

(a)    “Common Stock” means the common stock, par value $1.00 per share, of the Corporation.

(b)    “Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year.

(c)    “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d)    “Liquidation Amount” means $100,000 per share of Designated Preferred Stock.

(e)    “Minimum Amount” means $875,000,000.

(f)    “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Perpetual Preferred Stock, Series A and Perpetual Preferred Stock, Series B.

(g)    “Signing Date” means the Original Issue Date.

Part. 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

ANNEX A

STANDARD PROVISIONS

Section 1.    General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2.    Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a)    “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b)    “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c)    “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d)    “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e)    “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f)    “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g)    “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h)    “Dividend Period” has the meaning set forth in Section 3(a).

(i)    “Dividend Record Date” has the meaning set forth in Section 3(a).

(j)    “Liquidation Preference” has the meaning set forth in Section 4(a).

(k)    “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(l)    “Preferred Director” has the meaning set forth in Section 7(b).

(m)    “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n)    “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o)    “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p)    “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q)    “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r)    “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3.    Dividends.

(a)    Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b)    Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4.    Liquidation Rights.

(a)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)    Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)    Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.    Redemption.

(a)    Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)    No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)    Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)    Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f)    Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6.    Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7.    Voting Rights.

(a)    General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)    Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)    Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)    Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the

Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)    Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)    Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)    Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9.    Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10.    No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.    Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12.    Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

(g).    Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series D” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 13,500.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of these Articles of Incorporation to the same extent as if such provisions had been set forth in full herein.

Part. 3. Definitions. The following terms are used in this Article 5(g) (including the Standard Provisions in Annex A hereto) as defined below:

(a)    “Common Stock” means the common stock, par value $1.00 per share, of the Corporation.

(b)    “Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year.

(c)    “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d)    “Liquidation Amount” means $100,000 per share of Designated Preferred Stock.

(e)    “Minimum Amount” means $337,500,000.

(f)    “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Perpetual Preferred Stock, Series A, Perpetual Preferred Stock, Series B and Fixed Rate Cumulative Perpetual Preferred Stock, Series C.

(g)    “Signing Date” means the Original Issue Date.

(h)    “UST Preferred Stock” means the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C.

Part. 4.    Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

ANNEX A

STANDARD PROVISIONS

Section 1.    General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity

Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2.    Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a)    “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b)    “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c)    “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d)    “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e)    “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f)    “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g)    “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h)    “Dividend Period” has the meaning set forth in Section 3(a).

(i)    “Dividend Record Date” has the meaning set forth in Section 3(a).

(j)    “Liquidation Preference” has the meaning set forth in Section 4(a).

(k)    “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(l)    “Preferred Director” has the meaning set forth in Section 7(b).

(m)    “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n)    “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances (i) made by the Corporation (or any successor by Business Combination) under the Troubled Asset Relief Program, (ii) to the extent such sales or issuances provided the basis for the redemption of other preferred stock of the Corporation that was originally issued by the Corporation (or any such successor) under the Troubled Asset Relief Program or (iii) made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o)    “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p)    “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q)    “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r)    “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3.    Dividends.

(a)    Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b)    Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4.    Liquidation Rights.

(a)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)    Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)    Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.    Redemption.

(a)    Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the later of (i) the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date and (ii) the date on which all outstanding shares of UST Preferred Stock have been redeemed, repurchased or otherwise acquired by the Corporation. On or after the later of (i) the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date and (ii) the date on which all outstanding shares of UST Preferred Stock have been redeemed, repurchased or otherwise acquired by the Corporation, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a)

above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency and subject to the requirement that all outstanding shares of UST Preferred Stock shall previously have been redeemed, repurchased or otherwise acquired by the Corporation, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor (the “Successor Preferred Stock”) that was originally issued under the Troubled Asset Relief Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)    No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)    Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)    Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f)    Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6.    Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7.    Voting Rights.

(a)    General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)    Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)    Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)    Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)    Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)    Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)    Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9.    Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10.    No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.    Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12.    Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

6.

Shares of the Corporation may be issued by the Corporation for such consideration, not less than the par value thereof (in the case of shares having a par value), as shall be fixed from time to time by the Board of Directors.

7.

No holder of shares of any class of the capital stock of the Corporation shall have as a matter of right any pre-emptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.

8.

Subject to the provisions of the Georgia Business Corporation Code, the Board of Directors shall have the power to distribute a portion of the assets of the Corporation, in cash or in property, to holders of shares of the Corporation out of the capital surplus of the Corporation.

9.

The Corporation shall have all powers necessary to conduct the businesses and engage in the activities set forth in Article 4 hereof, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto. In addition, the Corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor, as well as out of its unreserved and unrestricted earned surplus available therefor.

10.

The names and addresses of the Incorporators are:

Robert Strickland

One Park Place, N.E.

Atlanta, Georgia 30303

Joel R. Wells, Jr.

200 South Orange Avenue

Orlando, Florida 32801

11.

I.    (A)    In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise with respect to any shares of capital stock of the Corporation, and except as otherwise expressly provided in paragraph II of this Article 11:

(i)    any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

(iii)    the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in

exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

(iv)    the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliates of any Interested Shareholder; or

(v)    any reclassification of securities (including any reverse stock split), or recapitalization or the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Common Stock of the Corporation, including the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Common Stock of the Corporation other than those beneficially owned by the Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(B)    The term “Business Combination” as used in this Article 11 shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of subparagraph (A) of this paragraph I.

II.    The provisions of paragraph I of this Article 11 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs (A) or (B) are met:

(A)    The Business Combination shall have been approved by three-fourths of all Directors.

(B)    All of the following conditions shall have been met:

(i)    The aggregate amount of (x) cash and (y) the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under subclauses (a), (b), (c) and (d) below (taking into account all stock dividends and stock splits):

(a)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder or any of its Affiliates or Associates for any share of Common Stock acquired by the Interested Shareholder (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

(b)    the highest Fair Market Value per share of Common Stock during the 30-day period ending on the Announcement Date or during the 30- day period ending on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 11 as the “Determination Date”), whichever is higher.

(c)    (if applicable) the price per share equal to the highest Fair Market Value per share of Common Stock determined pursuant to subparagraph B(i)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder or any of its Affiliates or Associates for any shares of Common Stock acquired by the Interested Shareholder within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the date that the Interested Shareholder became a beneficial owner of shares of Common Stock during such two-year period; and

(d)    (if applicable) the book value per share of Common Stock on the last day in the month preceding the date of the consummation of the Business Combination multiplied by the ratio of (1) the highest price paid by the Interested Shareholder or any of its Affiliates or Associates per share of Common Stock as determined pursuant to subparagraph B(i)(a) above to (2) the book value per share of Common Stock on the last day in the month preceding the date on which the highest price as determined pursuant to B(i)(a) above was paid.

(ii)    The aggregate amount of (x) the cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any series of outstanding Preferred Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every series of outstanding Preferred Stock, whether or not the Interested Shareholder or any of its Affiliates or Associates has previously acquired any shares of any particular series of Preferred Stock):

(a)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder or any of its Affiliates or Associates for any share of such series of Preferred Stock acquired by the Interested Shareholder (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

(b)    (if applicable) the highest preferential amount per share to which the holders of shares of such series of Preferred Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(iii)    The consideration to be received by holders of outstanding Common Stock and by holders of a particular series of outstanding Preferred Stock shall be in cash or in the same form as the Interested Shareholder of any of its Affiliates or Associates has previously paid for shares of each such kind of stock. If the Interested Shareholder or any of its Affiliates or Associates has paid for shares of Common Stock or for shares of any series of Preferred Stock with varying forms of consideration, the form of consideration for each such kind of stock shall be either cash or the form used to acquire the largest number of shares of each such kind of stock previously acquired by it.

(iv)    After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by three-fourths of all Directors, there shall have been no failure to declare and pay at the regular date therefor dividends in full (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by three-fourths of all Directors and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by three-fourths of all Directors; and (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Common Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(v)    After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi)    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the meeting at which the Business Combination will be voted upon (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the cover page thereof a statement as to how members of the Board of Directors voted on the proposal in question and any recommendation as to the advisability or inadvisability of the Business Combination that any director wishes to make, and shall also contain the opinion of a reputable national investment banking firm as to the fairness of the terms of the Business Combination, from the point of view of the remaining public shareholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion and to be an investment banking firm which has not previously been associated with the Interested Shareholder or any of its Affiliates or Associates).

III.    For the purposes of this Article 11:

(A)    A “person” shall mean any individual, firm, corporation or other entity.

(B)    “Interested Shareholder” shall mean any person (other than the Corporation, any Subsidiary or either the Corporation or any Subsidiary acting as Trustee or in a similar fiduciary capacity) who or which:

(i)    is the beneficial owner of more than 10% of the outstanding Common Stock; or

(ii)    is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Common Stock; or

(iii)    acquired any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such acquisition shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(C)    A person shall be a “beneficial owner” of any Common Stock:

(i)    which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii)    which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii)    which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

(D)    For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section III, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(ii)(a) of this Section III but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(E)    (i)    an “Affiliate” of a specified person is a person that directly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(ii)    The term “Associate” used to indicate a relationship with any person means (1) any firm, corporation or other entity (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse who has the same home as such person.

(F)    “Subsidiary” means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation unless owned solely as trustee or other similar fiduciary capacity.

(G)    “Fair Market Value” means: (i) in the case of stock, the closing sales price of a share of such stock on the Composite Tape on the New York Stock Exchange- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sales price or the sales price or the average of the bid and asked prices reported with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automatic Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

(H)    In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs B(i) and (ii) of Section II of this Article 11 shall include the shares of Common Stock and/or the shares of any series of outstanding Preferred Stock retained by the holders of such shares.

(I)    The term “acquire” or “acquired” means the acquisition of beneficial ownership.

IV.    The Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 11, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Common Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets which are the subject of any Business combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

V.    Nothing contained in this Article 11 shall be construed to relieve any Interested Shareholder or any of its Affiliates or Associates from any fiduciary obligation imposed by law.

VI.    Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the outstanding Common Stock of the Corporation, including the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation other than those beneficially owned by any Interested Shareholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 11 of these Articles of Incorporation, in addition to any affirmative vote required by law or these Articles of Incorporation with respect to any other shares of capital stock of the Corporation.

12.

The Board of Directors of the Corporation, when evaluating any offer of a person (as defined in Article 11), other than the Corporation itself, to (a) make a tender or exchange offer for any equity security of the Corporation or any other security of the Corporation convertible into any equity security, (b) merge or consolidate the Corporation with another person, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (an “Acquisition Proposal”), shall, in connection with the exercise of its business judgment in determining what is the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the consideration being offered in the Acquisition Proposal in relation to the then-current market price, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors’ then estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and the desirability of maintaining independence from any other entity.

13.

Notwithstanding anything to the contrary in the Bylaws of the Corporation and subject to the rights of holders of any series of Preferred Stock then outstanding, the shareholders may amend or repeal, or adopt any provision inconsistent with, Article II of the Corporation’s Bylaws only by the same affirmative vote as is required to amend or repeal or adopt any provision inconsistent with Article 11 of these Articles of Incorporation as provided for in paragraph VI of said Article 11, or in the alternative, by the vote of 75% or more of the Directors, the Board of Directors may amend or repeal or adopt any provision inconsistent with Article II of the Corporation’s Bylaws. Any amendment or repeal of any part of Article X of the Corporation’s Bylaws effected by the Directors shall require the affirmative vote of at least 75% of the full Board of Directors following at least ten days prior written notice to all Directors of the specific proposal.

14.

In addition to any powers provided by law, in the Bylaws, or otherwise, the Corporation shall have the power to indemnify any person who becomes a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

15.

(a).    No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director; provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws.

(b).    Any repeal or modification of Article 15(a) by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

16.

The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of its shares.

***

Said Restated Articles of Incorporation supersede the original Articles of Incorporation as heretofore amended and restated.

SUNTRUST BANKS, INC.

By:	/s/ Woodruff A. Polk
Name:	Woodruff A. Polk
Title:	First Vice President

(Corporate Seal)

Attest:	/s/ David A. Wisniewski
David A. Wisniewski
Assistant Corporate Secretary